[STREICH LANG LETTERHEAD]

                               September 30, 1998
                                                           Writer's Direct Line:
                                                                  (602) 229-5336

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:     International FiberCom, Inc.

Ladies and Gentlemen:

         This firm is counsel for International FiberCom, Inc., an Arizona corporation (the "Company"). As such, we are familiar with the Articles of Incorporation and Bylaws of the Company. We have also acted as counsel for the Company with respect to certain matters in connection with the preparation of the Registration Statement on Form S-3 registering 661,556 shares of Common Stock, no par value (the "Shares"), under the Securities Act of 1933. In addition, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth below.

         Based upon the foregoing, it is our opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the Sate of Arizona.

         2. The Shares, when issued, will be duly and validly issued, fully paid and nonassessable.

                 We acknowledge that we are referred to under the heading "Legal Matters" of the Prospectus which is part of the Registration Statement and we hereby consent to the use of our name in such Registration Statement. Members of our firm, including the undersigned, own shares of Common Stock of the Company, amounting to less than 1.5% of the outstanding Common Stock of the Company. We further consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                    Very truly yours,

                                    /s/ Christian J. Hoffmann, III

                                    Christian J. Hoffmann, III
                                    For the Firm


                                   EXHIBIT 5.1